Exhibit 16.1

June 3, 2009

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by CDSS Wind Down Inc. under Item 4.01 of its Form 8-K dated June 3, 2009. We agree with the statements concerning our Firm in such Form 8-K.

/s/ KBA Group LLP